UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  August 20, 2010 (August 18, 2010)

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490 (Commission File Number)	87-0400335 (IRS Employer Identification No.)

12012 Wickchester Lane, Suite 475
Houston, Texas 77079
(Address of principal executive offices,
including zip code)

voice:  (713) 353-9400
fax:  (713) 353-9421
(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 18, 2010, Hyperdynamics Corporation (the “Company”) entered into a Consulting Agreement, dated August 14, 2010, with William Young, the Company’s Executive Vice President of Commercial Affairs.  The agreement provides for the termination of Mr. Young’s employment as the Company’s Executive Vice President of Commercial Affairs effective on September 30, 2010 (unless his employment his terminated earlier pursuant to his Employment Agreement with the Company dated November 24, 2009) at which time Mr. Young will become a consultant to the Company under the terms of the Consulting Agreement.

The terms of Mr. Young’s Employment Agreement will remain in effect through September 30, 2010, or such earlier date as Mr. Young’s full-time employment with the Company may end.  Under the terms of the Consulting Agreement, Mr. Young will continue to work in his current position with the Company through September 30, 2010 in both the Company’s Houston office as well as remotely.  Beginning on October 1, 2010, Mr. Young will become a consultant to the Company and will continue to function as a senior advisor to the Company.  Mr. Young will report to Ray Leonard, the Company’s Chief Executive Officer, and Mr. Young is required to fulfill the services outlined in the agreement.  The term of the agreement is through December 31, 2010 unless extended by the parties.  The Company will pay Mr. Young an hourly fee of $175 for his services under the agreement.

If the Consulting Agreement is not terminated by December 31, 2010, Mr. Young will retain an option to purchase 100,000 shares of the Company’s common stock, which is one-half of the option to purchase 200,000 shares of the Company’s common stock granted to Mr. Young pursuant to the terms of his Employment Agreement in connection with the commencement of Mr. Young’s employment.  The option has an exercise price of $0.92 per share.  The option has a five-year term and has a 3-year vesting period beginning if and when the Company’s share price attains a closing market price of $3 per share or more for five (5) consecutive trading days (with vesting equally on each of the first, second and third anniversaries of such date).  Mr. Young will also vest in the option granted to him pursuant to his Employment Agreement as further described in the Employment Agreement which requires continuous service of one (1) year following the effective date of his employment (December 7, 2009) so long as he has not terminated the Consulting Agreement prior to December 7, 2010.  The vested portion of this option would amount to the right to purchase 66,666 shares of the Company’s common stock (one-third of the 200,000 options granted) at an exercise price of $0.92 per share.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description

Exhibit 10.1	Consulting Agreement, dated August 14, 2010, between the Company and William Young

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

Date: August 20, 2010	By:	/s/ Ray Leonard
	Name:	Ray Leonard
	Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Consulting Agreement, dated August 14, 2010, between the Company and William Young